THE EQUITABLE

Attached to and made part of Group Annuity Contract No. AC 5000-83T

between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

APPROVED

APR 20 1994

and

UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE UNDER THE RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

IT IS HEREBY AGREED that said contract is amended, effective [May 1, 1994], as follows:

1. Section 1.01, DEFINITIONS, is amended by replacing the definition of "Separate Account" with the following:

    Separate Account: The term "Separate Account" means any of the following Separate Accounts:

    [Pooled Separate Account No. 3 (The Aggressive Stock Fund)
    Pooled Separate Account No. 4 (The Common Stock Fund)
    Pooled Separate Account No. 10 (The Balanced Fund)
    Pooled Separate Account No. 51 (The Hudson River Trust Funds)]

    If the Equitable changes or removes a Separate Account or adds separate accounts as described in Section 2.04, then the terms herein related to the Separate Account will apply to the changed, remaining or added account(s).

2. Section 1.01, DEFINITIONS, is further amended by adding the following:

    Investment Fund: The term "Investment Fund" means a subdivision of a Separate Account, if applicable as specified in Section 1.03A. An Investment Fund may invest its assets in a separate class (or series) of shares of a specified trust or investment company where each class (or series) represents a separate portfolio in the specified trust or investment company.

3. The first paragraph of Section 1.03, FUNDING ACCOUNTS B, is amended to read as follows:

    A Funding Account B is maintained for the Plan under this contract as to each Separate Account and, if applicable, each Investment Fund of a Separate Account which the Plan Sponsor has specified pursuant to the Plan terms and Equitable's rules then in effect. Any amount allocated to a Funding Account B becomes part of the Separate Account or Investment Fund as to which that Funding Account B is maintained. Any amount withdrawn from Funding Account B is no longer part of the Separate Account or Investment Fund as to which that Funding Account B is maintained.

4. Section 1.03, FUNDING ACCOUNTS B, is further amended by replacing the final paragraph thereof with the following paragraphs:

The separate account unit value for a Separate Account or an Investment Fund for any Valuation Date is equal to the separate account unit value for the immediately preceding Valuation Date multiplied by the Net Investment Factor for the current Valuation Date. The Net Investment Factor for a Valuation Date is (a), divided by (b) minus (c), where

(a) is the value of the Separate Account or the value of the Investment Fund's shares of the related portfolio of the specified trust or investment company at the close of business on the Valuation Date, before taking into account any amounts allocated to or withdrawn from the Separate Account or Investment Fund for the Valuation Date;

(b) is the value of the Separate Account or the value of the Investment Fund's shares of the related portfolio of the specified trust or investment company at the close of business on the preceding Valuation Date (taking into account any amounts allocated or withdrawn on that Valuation Date);

(c) is the charge to the Separate Account or Investment Fund for the daily accrual of fees and expenses under the Contract based on the previous Valuation Date, except for the fees and expenses described in items (i) and (ii) of the next paragraph, times the number of calendar days in the applicable "Valuation Period," plus any charge for taxes or amounts set aside as a reserve for taxes. For this purpose, "Valuation Period" means each Valuation Date together with any consecutive preceding non-business days.

For the purpose of (a) and (b) above:

(i) the value of the Separate Account is adjusted for deduction of the accrued investment management fee described in Appendix C, and

(ii) the value of an Investment Fund is adjusted for accrued investment advisory fees and accrued direct operating expenses of the specified trust or investment company; for this purpose, Equitable uses the share value reported to the Equitable by the specified trust or investment company.

5. A new Section 1.03A, TYPES OF FUNDS IN FUNDING ACCOUNTS B, is hereby added:

Section 1.03A TYPES OF FUNDS IN FUNDING ACCOUNTS B

The Funding Accounts B may consist of funds which are classified as "Type A" Funds or "Type B" Funds, or any other type which the Equitable designates in its discretion. As of [May 1, 1994], the following applies:

[Type A Funds

Pooled Separate Account No. 3 (The Aggressive Stock Fund)
Pooled Separate Account No. 4 (The Common Stock Fund)
Pooled Separate Account No. 10 (The Balanced Fund)
The Global Fund*
The Growth Investors Fund*
The Growth and Income Fund*

Type B Funds

Pooled Separate Account No. 13 (The Bond Fund)
The Conservative Investors Fund*
The High Yield Fund*
The Intermediate Government Securities Fund*
The Money Market Fund*
The Quality Bond Fund*

* Investment Funds of Pooled Separate Account No. 51]

6. Section 2.04, CHANGES BY THE EQUITABLE, is amended by adding the following:

In addition, the Equitable reserves the right, subject to compliance with applicable law, including approval of each Plan Sponsor and the Contract Holder if required:

(a) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, a Separate Account, or to add or remove Separate Accounts;

(b) to combine any two or more Investment Funds or sub-funds thereof;

(c) to transfer the assets Equitable determines to be the share of the class of contracts to which this Contract belongs from any Separate Account or Investment Fund to another Separate Account or Investment Fund:

(d) to operate the Separate Account or any Investment Fund as a management investment company under the Investment Company Act of 1940;

(e) to deregister the Separate Account or any Investment Fund under the Investment Company Act of 1940, provided that such action conforms with the requirements of applicable law;

(f) to restrict or eliminate any voting rights as to the Separate Account;

(g) to cause one or more Separate Accounts or Investment Funds to invest some or all of their assets in one or more other trusts or investment companies.

A portfolio might, in Equitable's judgment, become unsuitable for investment by a Separate Account or an Investment Fund, in view of legal, regulatory, or federal income tax restrictions. In such event, shares of another series or shares of another unit investment trust may be substituted for shares already purchased with respect to the Separate Account or as the security to be purchased in the future, provided that such substitution meets applicable federal income tax guidelines and has been approved by the Securities and Exchange Commission and such other regulatory authorities as may be necessary.

If the exercise of these rights results in a material change in the underlying investments of a Separate Account or an Investment Fund, the Contract Holder and each Plan Sponsor will be notified of such exercise, as required by law.

8. Appendix C, INVESTMENT MANAGEMENT FEE, is amended to read as follows:

Appendix C

Investment Management Fee
Not applicable to Investment Funds of the Separate Account

The investment management fee determined on a daily basis pursuant to Section 1.03 is equal to 1/365 of [.50%] of the total amounts maintained for the Plan in each Funding Account B as of the end of the previous Valuation Date, times the number of calendar days in the applicable Valuation Period as defined in item (c) of Section 1.03. The Equitable reserves the right to change the basis for this fee at any time upon advance written notice to the Plan Sponsor.

NEW YORK, NEW YORK, ________________, 1994

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By ______________________
Chairman of the Board

By ______________________
President and Chief Executive Officer

By ______________________
Vice President and Secretary

By ______________________
Assistant Registrar

Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE UNDER THE RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

By ______________________
Title

Date ______________________